==============================================================================
                                 SCHEDULE 14A
                                  (RULE 14a)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant.  / /

Check the appropriate box:

/ / Preliminary Proxy Statement            / / CONFIDENTIAL, FOR USE OF THE
                                               COMMISSION ONLY (AS PERMITTED
/X/ Definitive Proxy Statement                 BY RULE 14A-6(E)(2))
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              MEDUSA CORPORATION
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              MEDUSA CORPORATION
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

===========================================================================

                             (MEDUSA CORPORATION LOGO)

   LEE AND MONTICELLO -- CLEVELAND HEIGHTS, OHIO -- 216/371-4000

                                                        MAIL ADDRESS
                                                       P.O. BOX 5668
                                                      CLEVELAND, OHIO
                                                           44101


                                                        March 14, 1997
DEAR MEDUSA CORPORATION SHAREHOLDER:

      You are cordially invited to attend the Annual Meeting of the Shareholders of Medusa Corporation, to be held at 2:00 P.M. Eastern Daylight Time on Monday, April 21, 1997, at the Sheraton Stamford Hotel, One First Stamford Place, Stamford, Connecticut. We hope that many of our shareholders will be able to attend.

      At the meeting, management will report on current operations and there will be an opportunity for a discussion of the Company and its activities. The formal Notice of Meeting and Proxy Statement are attached. Our Annual Report for fiscal 1996, which accompanies this Proxy Statement, gives additional background material for the meeting.

     If you are unable to attend in person, we urge you to participate by voting your shares by proxy. You may do so by filling out and returning the enclosed Proxy Card.

                                     Sincerely,

                                         /s/ R. S. EVANS
                                          R. S. EVANS
                                         Chairman and
                                     Chief Executive Officer

                          MEDUSA CORPORATION

                 P.O. BOX 5668, CLEVELAND, OHIO 44101

                            _______________


               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                     TO BE HELD ON APRIL 21, 1997

                        DATED:  MARCH 14, 1997

                            _______________


      The 1997 Annual Meeting of Shareholders of Medusa Corporation will be held at the Sheraton Stamford Hotel, One First Stamford Place, Stamford, Connecticut, on Monday, April 21, 1997, at 2:00 P.M. Eastern Daylight Time, for the following purposes:

      1.  To elect three Directors to serve three-year terms; and

      2. To transact such other business as may properly come before the meeting.

      Shareholders of record at the close of business on March 3, 1997 are entitled to notice of and to vote at the meeting. Please sign, date and return the enclosed Proxy Card promptly.

                                   By Order of the Board of Directors


                                   JOHN P. SIEGFRIED
                                       Secretary



      WE HOPE YOU WILL RETURN THE ENCLOSED PROXY IN THE ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE. IF YOU DESIRE FOR ANY REASON TO WITHDRAW YOUR PROXY, YOU MAY DO SO PRIOR TO THE VOTE BY GIVING NOTICE TO MEDUSA IN WRITING OR AT THE ANNUAL MEETING OF SHAREHOLDERS. IF YOU EXPECT TO ATTEND THE MEETING IN PERSON, WE REQUEST THAT YOU WRITE FOR YOUR CARD OF ADMISSION TO THE SECRETARY, MEDUSA CORPORATION, P.O. BOX 5668, CLEVELAND, OHIO 44101. YOU MAY USE THE ENCLOSED ENVELOPE.

                          MEDUSA CORPORATION
                 P.O. BOX 5668, CLEVELAND, OHIO 44101

                    ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON APRIL 21, 1997
                        DATED:  MARCH 14, 1997

                            PROXY STATEMENT

      This Proxy Statement and the accompanying proxy are furnished in connection with the solicitation by the Board of Directors of Medusa Corporation ("Medusa" or the "Company") of proxies to be voted at the Annual Meeting of Shareholders to be held at the Sheraton Stamford Hotel, One First Stamford Place, Stamford, Connecticut, on Monday, April 21, 1997, at 2:00 P.M., Eastern Daylight Time. The Board of Directors has fixed the close of business on March 3, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders.

OUTSTANDING SHARES AND REQUIRED VOTES

      On March 3, 1997, Medusa had outstanding and entitled to vote at the Annual Meeting of Shareholders 16,996,006 Common Shares without par value ("Common Shares"). All Common Shares are to be voted as shares of a single class. Each Common Share is entitled to one vote. Medusa is incorporated under the laws of the State of Ohio. In accordance with the General Corporation Law of Ohio and the Company's Code of Regulations, the holders of shares entitling them to exercise a majority of the voting power of the Company, present by person or by proxy, will constitute a quorum for the meeting. Proxies returned by shareholders will be voted in accordance with the instructions indicated thereon. Directors will be elected by a plurality of the votes of the Common Shares present in person or represented by proxy at the meeting. Abstentions from the election of Directors will be treated as such.

     The proxy may be revoked at any time before it is voted by giving notice to Medusa in writing, and shareholders who execute proxies may, nevertheless, attend the meeting and vote their shares in person.


                         ELECTION OF DIRECTORS

      The Board of Directors of Medusa consists of ten members divided into three classes. Three Directors have been nominated to hold office for three-year terms until the Annual Meeting of Shareholders to be held in 2000 and until their successors are elected and qualified. Unless instructed otherwise, the proxy will be voted for election of the three Nominees for Director named in the following table, whose election has been proposed and recommended by the Board of Directors. In the event of the unavailability of any nominee, management will either vote all shares represented by management proxies in favor of a resolution reducing the size of the Board of Directors in order to eliminate the position for which that person was nominated, or without further notice to the shareholders, nominate a new candidate for election to the Board of Directors in place of the person who is unavailable.

     The respective ages, positions with Medusa, periods of service as Directors of Medusa, business experience during the past five years and directorships in other companies of both the Nominees for Director and those Directors whose terms will continue, are set forth below:


NOMINEES FOR DIRECTOR TO BE ELECTED FOR TERMS TO EXPIRE IN 2000

R. S. EVANS
     Age 52; Director since 1979; Chairman and Chief Executive Officer of Medusa, 1987 to present; Chairman and Chief Executive Officer of Crane Co., Stamford, CT (Diversified Manufacturer of Engineered Products), 1984 to present; President of Crane Co., 1987 to 1991 and 1992 to 1995. Other Directorships: Crane Co., Fansteel Inc., HBD Industries, Inc.

DWIGHT C. MINTON
     Age 62; Director since 1988; Chairman of the Board, Church & Dwight Co., Inc., Princeton, NJ (Manufacturer of Consumer and Specialty Products). Other Directorships: Church & Dwight Co., Inc., Crane Co., First Brands Corporation.

GEORGE E. UDING, JR.
     Age 64; Director since 1993; President and Chief Operating Officer of Medusa, 1994 to present; Consultant, 1992 to 1993; Senior Vice President, ESSROC Corporation through 1991.

DIRECTORS WHOSE TERMS WILL EXPIRE IN 1998

MONE ANATHAN, III
     Age 57; Director since 1992; President of Filene's Basement Corp., Wellesley, MA (Retailer), 1984 to present. Other Directorships:
     Filene's Basement Corp., Crane Co., Brookstone, Inc.

RICHARD S. FORTE
     Age 52; Director since 1988; Chairman, Forte Cashmere Company, Inc., Woonsocket, RI (Processor and Dealer of Luxury Natural Fibers), 1987 to present; President, Dawson Forte Cashmere Co. Other Directorships:
     Crane Co.

DORSEY R. GARDNER
     Age 54; Director since 1989; President, Kelso Management Company, Inc., Boston, MA. (Investment Management). Other Directorships:
     Crane Co., Filene's Basement Corp.

JEAN GAULIN
     Age 54; Director since 1995; Vice Chairman, President and Chief Operating Officer of Ultramar Diamond Shamrock Corporation, San Antonio, TX (Petroleum Refining and Marketing), December, 1996 to present; Chairman and Chief Executive Officer of Ultramar Corporation, Greenwich, CT, 1992 to November, 1996; Chief Executive Officer of Ultramar PLC and President, Chief

     Executive Officer and Chairman of American Ultramar Limited, 1989 to 1992. Other Directorships: Ultramar Diamond Shamrock
     Corporation, Crane Co., Quebec Telephone.

DIRECTORS WHOSE TERMS WILL EXPIRE IN 1999

E. THAYER BIGELOW, JR.
     Age 55; Director since 1988; President and Chief Executive Officer, Time Warner Cable Programming, Inc., Stamford, CT, a subsidiary of Time Warner Entertainment LP (Basic Cable Television Program
     Services), 1991 to present. Other Directorships: Crane Co., Lord Abbett Mutual Funds.

CHARLES J. QUEENAN, JR.
     Age 66; Director since 1988; Senior Counsel, Kirkpatrick &
     Lockhart LLP, Pittsburgh, PA.  (Attorneys-at-Law).  Other
     Directorships: Crane Co., Allegheny Teledyne Corporation.

BORIS YAVITZ
     Age 73; Director since 1988; Principal, Lear, Yavitz & Associates (Consultants); Paul Garrett Professor Emeritus of Public Policy and Business Responsibility and Dean Emeritus, Columbia University Graduate School of Business, New York, NY. Other Directorships:
     Crane Co., Israel Discount Bank of New York.


                     MEETINGS AND BOARD COMMITTEES

      The Board of Directors met nine times during 1996. The average attendance of Directors at those meetings was approximately 94%. Each Director attended 75% or more of the Board of Directors and Committee meetings which he was scheduled to attend.

      Medusa's Board of Directors has standing Audit and Organization and Compensation Committees. Medusa's Board of Directors does not have a standing nominating committee. The Audit Committee, the current members of which are, Messrs. Bigelow, Forte, Gardner and Queenan (Chairman), met three times in 1996 with management and with Medusa's internal and independent auditors to review matters relating to the quality of financial reporting and internal accounting control and the nature, extent and results of their audits. The Organization and Compensation Committee, the members of which are Messrs. Gardner, Gaulin, Minton and Yavitz (Chairman), met three times in 1996. (See the Organization and Compensation Committee Report beginning on page 12.)


                       COMPENSATION OF DIRECTORS

STANDARD ARRANGEMENTS

      Medusa's standard retainer payable to each non-employee Director is $15,000 per annum. Pursuant to the Medusa Corporation 1988 Non-Employee Director Restricted Stock Plan, non-employee Directors are awarded Common Shares with a fair market value equal to the annual retainer. All Directors who are not full-time employees of Medusa, of which there are currently eight, are eligible to participate in the 1988 Non-Employee Director Restricted Stock Plan. Once awarded, the Common Shares are subject to forfeiture if the Director ceases to remain a Director until Medusa's next annual meeting of shareholders, except in the case of death, permanent disability or change in control, and may not be sold for a period of five years thereafter. In May of 1996, each non-employee

Director received 510 restricted Common Shares pursuant to the 1988 Non-Employee Director Restricted Stock Plan. Non-employee Directors also receive $250 for each Board of Directors meeting attended. Further, non-employee Directors who are members of Committees of the Board of Directors receive $250 for each Committee meeting attended.

OTHER ARRANGEMENTS

      In fiscal 1996, there were no other arrangements pursuant to which any Director of Medusa was compensated for any service provided as a Director.


             OWNERSHIP BY MANAGEMENT OF EQUITY SECURITIES

      The following table shows beneficial ownership, reported to Medusa as of December 31, 1996, of Common Shares, including Common
Shares as to which a right to acquire ownership exists (including, without limitation, through the exercise of stock options) within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, of each Director, Nominee for Director, the Chief Executive Officer and the four other most highly compensated executive officers (which five persons constitute the "Named Executive Officers") and, as a group, of such persons and other executive officers:

      BENEFICIAL OWNERSHIP AT DECEMBER 31, 1996
                                                  Common       Percent
      Name                                        Shares       of Class
      ----                                        ---------    --------
      Mone Anathan, III ........................      3,100     ---
      E. Thayer Bigelow, Jr. ...................      7,469     ---
      R. S. Evans ..............................    679,301     4.0%
      Richard S. Forte .........................      8,034     ---
      Dorsey R. Gardner ........................      4,952     ---
      Jean Gaulin ..............................      2,650     ---
      Dwight C. Minton .........................     20,657     0.1
      Charles J. Queenan, Jr. ..................     16,654     0.1
      George E. Uding, Jr. .....................    106,634     0.6
      Boris Yavitz .............................     11,631     ---
      Robert J. Kane ...........................    109,503     0.6
      R. Breck Denny ...........................     27,150     0.2
      John P. Siegfried ........................     94,637     0.6

      All of the above and other executive
        officers as a group (16 persons) .......  1,161,448     6.8%

Notes:
-----
-- Each person has sole voting and investment power with respect to the Common Shares listed, unless otherwise indicated.

-- The number of Common Shares owned by each person, or by the group, has been adjusted and the percentage owned (where such percentage exceeds 0.1%) has been computed in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act.

-- Includes Common Shares held jointly, or in other capacities, as to which, in some cases, beneficial ownership is disclaimed.

-- The shareholdings shown in the above table do not include Common Shares held under the Medusa Corporation Savings and Investment Plan (the "401(k) Plan") for Messrs. Uding, Kane, Denny, Siegfried and all executive officers as a group, which are 774, 1,208, 257, 3,293 and 7,507 Common Shares, respectively.

-- The shareholdings shown in the above table do not include Common Shares subject to non-qualified stock options ("Stock Options") exercisable within 60 days of March 3, 1997 by Messrs. Evans, Uding, Kane, Denny, Siegfried and all executive officers as a group, which are 37,500, 15,000, 3,000, 6,000, 6,000 and 80,000
     Common Shares, respectively.

-- The shareholdings shown in the above table do not include 1,560,370 Common Shares owned by The Crane Fund, a charitable trust, which are voted by the trustees thereof, all of whom are officers of Crane Co. (see Principal Shareholders); or the Common Shares held by trusts for the pension plans of Medusa and certain of its subsidiaries which may be voted or disposed of at the discretion of the trustees unless the sponsor of the particular plan directs otherwise. None of the Directors, Nominees for Director, executive officers or trustees have direct beneficial interest in, and all disclaim beneficial ownership of, the Common Shares held by the trusts.


                        PRINCIPAL SHAREHOLDERS

      The following table shows information with respect to the only persons known to Medusa to be beneficial owners who have the sole voting and investment power of more than five percent of the Common Shares outstanding at March 3, 1997:

                                           Number of         Percent
                                            Common             of
          Name and Address                  Shares            Class
          ----------------                 ---------------   --------
           FMR Corp.
            82 Devonshire St.
            Boston, MA 02109 .............   1,927,004 (1)    11.3%

           The Crane Fund
            100 First Stamford Place
            Stamford, CT 06902 ...........   1,560,370 (2)     9.2

---------------

(1) As reported in a Schedule 13G received by Medusa on February 19, 1997 from FMR Corp. ("FMR"). FMR filed the Schedule 13G for certain affiliates, Fidelity Management & Research Company, Fidelity Management Trust Company, Fidelity Magellan Fund and Fidelity International Limited, which entities are the beneficial owners of the Common Shares. In the Schedule 13G, FMR and its principals indicated that they had filed on a voluntary basis and disclaimed that they were a "group" and thus, that their shares did not need to be aggregated for purposes of Section 13(d) of the Securities Exchange Act.

(2) As reported in a Schedule 13D received by Medusa on October 31, 1988. The Crane Fund is a charitable trust managed by trustees appointed by the Board of Directors of Crane Co. On March 3, 1997, the trustees of The Crane Fund were G. A. Dickoff, A. I. duPont, R. B. Phillips, M. L. Raithel and D. S. Smith, all of whom are officers of Crane Co. Pursuant to the trust instrument, Common Shares held by such trust shall be voted by the trustees as directed by the Board of Directors of Crane Co., the distribution of the income of the trust for its charitable purposes is subject to the control of the Crane Co. Board of Directors, and Common Shares may be sold by the trustees only upon the direction of the Crane Co. Board of Directors acting by a two-thirds vote. None of the trustees of The Crane Fund, Directors of Crane Co. or Directors or Nominees for Director of Medusa have any direct beneficial interest in, and all disclaim beneficial ownership of Common Shares held by The Crane Fund.


                        EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The table below shows information concerning annual and long-term compensation for the fiscal years ended December 31, 1996, 1995 and 1994 for the Chief Executive Officer and the four other Named Executive Officers:

                                          Annual Compensation               Long-Term Compensation
                                    ---------------------------------   ------------------------------
                                                                               Awards         Payouts
                                                                        --------------------  --------
(a)                           (b)      (c)       (d)         (e)           (f)        (g)       (h)         (i)
                                                                        Restricted
                                                         Other Annual     Stock     Options/   LTIP      All Other
Name and Principal                   Salary     Bonus    Compensation     Awards     SAR's    Payouts   Compensation
Position                      Year     ($)       ($)       ($) (1)       ($) (2)      (#)       ($)       ($) (3)
----------------------------  ----  ---------  --------  ------------   ----------  --------  --------  ------------
R. S. Evans ................  1996   $275,000  $211,971    $342,660       $ -0-      30,000   $323,438    $10,000
   Chairman of the Board &    1995    250,000   139,466     397,117         -0-      30,000    275,625      8,047
   Chief Executive Officer    1994    250,000   175,000     209,725         -0-      30,000    225,000        -0-

George E. Uding, Jr.(4) ....  1996    330,000   254,366     237,124      97,224(5)   30,000        -0-     10,000
   President &                1995    300,000   167,360     169,764      99,181(5)   30,000        -0-      7,536
   Chief Operating Officer    1994    220,000   154,000      22,500         -0-      30,000        -0-      4,686

Robert J. Kane .............  1996    162,000   124,870     239,258         -0-      15,000    107,813      7,454
   Senior Vice President      1995    155,000    86,469     157,339         -0-      15,000     91,875      5,395
                              1994    118,333    82,833      99,356         -0-      12,000     75,000      4,008

R. Breck Denny(6) ..........  1996    156,750   120,824      47,693         -0-      13,500        -0-      7,213
   Vice President-Finance     1995    150,000    83,680      37,626         -0-      12,000        -0-        -0-
   and Treasurer              1994     78,598    29,167         -0-         -0-       9,000        -0-    102,609

John P. Siegfried ..........  1996    135,000   104,059     203,986         -0-      12,000    107,813      6,226
   Vice President, Secretary  1995    130,000    72,522     173,326         -0-      12,000     91,875      5,527
   and General Counsel        1994    115,000    80,500     112,224         -0-      10,500     75,000      5,237

__________________

(1) Other Annual Compensation reported in Column (e) includes non-preferential dividends paid on restricted shares, for which the restrictions have not lapsed ("Restricted Shares"). As noted below, where the performance restricted shares ("Performance Restricted Shares") achieve an established target on an established test date and the restrictions lapse, the participant qualifies for a cash award equal to the taxes payable with respect to income on the award, as well as a gross-up of income to cover such taxes ("Tax Gross-up"). On May 6, 1996, the 5-year test date for the
     May 6, 1991 award, Messrs. Evans, Kane and Siegfried received Tax Gross-ups of $264,163, $99,425 and $99,425, respectively. On December 26, 1996, income adjustments were made due to fiscal 1995 tax gross-ups for Messrs. Evans, Uding, Kane, Denny and Siegfried of $9,183, $3,185, $3,225, $706 and $3,605, respectively. No other perquisites or other personal benefits, securities or property have been reported, unless the aggregate amount of such compensation is the lesser of either $50,000 or 10% of the total of annual salary and bonuses reported to the Named Executive Officers, or unless a particular perquisite or personal benefit exceeds 25% of the value of the perquisites reported in the table for a Named Executive Officer.

(2) The number of Restricted Shares for which the restrictions have not lapsed, held by each of the Named Executive Officers and the aggregate value thereof, as of December 31, 1996 were as follows:


                                              # of
                                           Restricted     Aggregate
                                           Shares Held      Value
                                           -----------  ------------
        R. S. Evans .....................     89,908      $3,113,065
        George E. Uding, Jr. ............     89,119       3,085,745
        Robert J. Kane ..................     38,130       1,320,251
        R. Breck Denny ..................     24,235         839,137
        John P. Siegfried ...............     33,908       1,174,065

     Non-preferential dividends are paid on Restricted Shares for which the restrictions have not lapsed. The "Aggregate Value" in the above chart has been calculated based upon the fair market value of one Medusa Corporation Common Share, which, on December 31, 1996, was $34.625 (the "Fair Market Value"). Included in the above are Performance Restricted Shares granted to the Named Executive Officers since fiscal 1991, which are reported either in the above table or in the Summary Compensation Table as "LTIP Payouts".

(3) All Other Compensation reported in column (i) includes; a) amounts contributed for fiscal 1996 for the Named Executive Officers, except for Mr. Evans, under the 401(k) Plan (50% of the voluntary plan savings of the Named Executive Officers, on up to $9,000, which was the maximum amount of compensation which could have been deferred in a 401(k) Plan in fiscal 1996, the 401(k) Plan ("Company Match")), and b) the Top Hat Plan Company Match received in fiscal 1996 by Messrs. Evans, Uding, Kane, Denny and
     Siegfried   of  $10,000,  $5,500,  $2,954,  $2,712  and   $1,725,
     respectively. (The "Top Hat Plan" is an Executive Savings Plan which supplements the 401(k) Plan and includes as participants, the Named Executive Officers. The only other Top Hat Plan benefit which participants receive from the Company is interest at the 10-year Treasury rate on compensation which the participants elect to defer under the Top Hat Plan.) In fiscal 1994, Mr. Denny received a reimbursement from Medusa of moving expenses of $98,234.

(4)  Mr. Uding was elected President of Medusa as of January 1, 1994.

(5) In May of 1995 and 1996, Mr. Uding received a net of 2,647 and 2,166, respectively, SERP-Equivalent shares (as defined below), the restrictions upon which shares immediately lapsed under the terms of the plan because he had attained age 62.

(6) Mr. Denny was elected Vice President-Finance and Treasurer of Medusa as of September 1, 1994.

STOCK OPTION GRANTS IN LAST FISCAL YEAR:

      The table below shows all individual grants of Stock Options to the Named Executive Officers of the Company during the fiscal year ended December 31, 1996:

    (a)                      (b)           (c)           (d)          (e)          (f)
                          Number of     % of Total
                          Securities     Options/
                          Underlying     SAR's(1)
                           Options/     Granted to
                           SAR's(1)     Employees    Exercise or                Grant Date
                           Granted      in Fiscal    Base Price    Expiration    Present
Name                          (#)          Year      ($/Sh) (2)       Date      Value ($)(3)
------------------------  ----------   -----------   -----------   ----------   ------------
R. S. Evans ............    30,000        11.41%       $28.8125     05/06/06      $365,700
George E. Uding, Jr. ...    30,000        11.41         28.8125     05/06/06       365,700
Robert J. Kane .........    15,000         5.70         28.8125     05/06/06       182,850
R. Breck Denny .........    13,500         5.13         28.8125     05/06/06       164,565
John P. Siegfried ......    12,000         4.56         28.8125     05/06/06       146,280

_____________

(1) Since fiscal 1990, the Company has not granted any stock appreciation rights ("SAR's").

(2) All Stock Options were granted at the fair market value of the Common Shares on the date of grant. Options granted become exercisable 50% one year, 75% two years and 100% three years after grant and unless exercised (with respect to fiscal 1996 awards), expire ten years after grant. Except with respect to Senior Executive Officers (the Chairman and the President), if employment terminates, the participant may exercise his or her Stock Options only to the extent such could have been exercised on the date the participant's employment terminated and within three months thereof. In the event a participant's employment terminates by reason of death, retirement, permanent disability or change in control, Stock Options become fully exercisable. The exercise price may be paid by delivery of Common Shares owned by the participant for more than six months and the participant's income tax obligations related to exercise may be satisfied by surrender of Common Shares received upon exercise, subject to certain conditions.

(3) The Stock Options were valued using the Black-Scholes Method which indicated a value of $12.19 per option. The assumptions used were: Volatility .318, Risk-Free Interest Rate 6.48% based on the Bear, Stearns & Co.'s Treasury Strip Rate Maturing May 2006; Dividend Yield 2.08% and a ten-year time of exercise. Since the actual value, if any, which an optionee may realize depends on the excess of the stock price over the exercise price on the date the option is exercised, there is no assurance that the value will be at or near the value estimated using the Black-Scholes Method.

OPTION/SAR'S EXERCISES AND UNEXERCISED VALUES AT YEAR-END

      The table below shows information with respect to the exercise(s) of Stock Options which were granted from fiscal 1994 through fiscal 1996 under the Medusa Corporation 1991 Long-Term Incentive Plan (the "1991 LTIP") to the Named Executive Officers, the value realized in fiscal 1996 as a result of such exercise(s), the Stock Options which remained unexercised at December 31, 1996 and the value thereof:

(a)                        (b)       (c)               (d)                          (e)
                                                Number of Securities        Value of Unexercised
                          Shares               Underlying Unexercised          In-the-Money
                         Acquired                Options/SAR's at            Options/SAR's at
                            on      Value       December 31, 1996(#)        December 31, 1996($)
                         Exercise  Realized  --------------------------  --------------------------
Name                      (#)(1)    ($)(2)   Exercisable  Unexercisable  Exercisable  Unexercisable
-----------------------  --------  --------  -----------  -------------  -----------  -------------
R. S. Evans ...........      -0-   $    -0-     37,500       52,500       $387,187      $405,937
George E. Uding, Jr. ..    3,020    182,968     15,000       52,500        153,750       405,937
Robert J. Kane ........    1,630    108,468      3,000       25,500         31,125       195,187
R. Breck Denny ........      515     33,796      6,000       21,750         61,500       154,171
John P. Siegfried .....    1,090     74,320      6,000       20,625         61,500       158,484

---------------

(1) Since fiscal 1990, the Company has not granted any stock appreciation rights (SAR's).

(2) Since fiscal 1995, no Named Executive Officer has received any value from any exercise of an SAR.

LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

      The table below shows information with respect to Performance Restricted Shares awarded pursuant to the 1991 LTIP to the Named Executive Officers during the fiscal year ended December 31, 1996:

                                                                Estimated Future Payouts under Non-Stock
                                                                          Price-Based Plans
                                                               ------------------------------------------
(a)                          (b)                (c)                 (d)          (e)            (f)
                          Number of
                         Share, Units      Performance or
                           Or Other      Other Period Until
                            Rights         Maturation or         Threshold      Target        Maximum
Name                        (#)(1)           Payout (2)          ($ or #)      ($ or #)       ($ or #)
-----------------------  ------------  ---------------------   ------------  -------------  -------------
R. S. Evans ...........    17,787          20% per year;       3,559 shares  3,557 shares;  17,787 shares
                                       from 5/7/97 to 5/6/01    on 5/7/97    next 3 years     on 5/6/01
George E. Uding, Jr. ..    16,669          20% per year;       3,337 shares  3,333 shares;  16,669 shares
                                       from 5/7/97 to 5/6/01    on 5/7/97    next 3 years     on 5/6/01
Robert J. Kane ........     9,624          20% per year;       1,928 shares  1,924 shares;   9,624 shares
                                       from 5/7/97 to 5/6/01    on 5/7/97    next 3 years     on 5/6/01
R. Breck Denny ........     8,265          20% per year;       1,653 shares  1,653 shares;   8,265 shares
                                       from 5/7/97 to 5/6/01    on 5/7/97    next 3 years     on 5/6/01
John P. Siegfried .....     6,233          20% per year;       1,249 shares  1,246 shares;   6,233 shares
                                       from 5/7/97 to 5/6/01    on 5/7/97    next 3 years     on 5/6/01

---------------

(1) The fair market value (the average of the high and low prices on the New York Stock Exchange Composite Transactions Tape) of one Medusa Corporation Common Share on the May 6, 1996 award date (the "Award Date") was $28.8125.

(2) In respect to fiscal 1996 awards, the number of Restricted Shares was divided into two portions, as follows: a) a Supplemental Executive Retirement Plan ("SERP-Equivalent") portion, consisting of actuarially-determined time-based Restricted Shares, which for Messrs. Evans, Uding, Kane,

     Denny and Siegfried were 2,213, 3,331, 376, 735 and 1,767, respectively; and b) a Performance Restricted Share portion, the balance of the award, which consisted of the performance-based shares listed on the chart above. A 20% portion of the Performance Restricted Share award is tested annually during the 5-year restriction period on each anniversary of the Award Date (the
     "Test Date"). In order for the share restrictions to fully lapse, two requirements must be met: (i) the value of one Common Share (adjusted for stock distributions, but not reflecting dividends) may not decline from the Award Date to a Test Date; and (ii) the Common Share growth rate must meet or exceed 110% of the growth rate of the Cement Industry Peer Group (see page 16 of the Proxy Statement), when measured from the Award Date to a Test Date.
     There is also a provision for "Partial Lapses" with respect to proportionate amounts of the shares in 10% increments, if more than 101%, but less than 110% of the growth rate performance objective is attained (i.e., a 101% growth rate causes the restrictions to lapse with respect to 10% of the shares, etc.).
     If, when tested, the restrictions on all or part of a 20% portion of the award fail to lapse, then such portion or portions are not forfeit until they are retested, as applicable, during the 5-year restriction period. Upon the lapse of restrictions on Performance Restricted Shares, the participant will receive a Tax Gross-up. During the performance period, the Performance Restricted Shares may be voted and pay non-preferential dividends to the participant.

RETIREMENT BENEFITS

     The Medusa Corporation Pension Plan for Certain Covered Employees (the "Pension Plan") is a defined benefit pension plan. The amount of contribution with respect to a specified person is not, and cannot be, individually calculated. Benefits under the Pension Plan are based on the participant's base salary, which includes overtime, but excludes annual and long-term incentive compensation and commissions and reflects credited years of service up to a maximum of 35 years of service. The table below sets forth estimated annual benefits under the Pension Plan which are payable to an employee upon normal retirement in 1997 at age 65 with selected periods of service and assumes payments are made on a straight life annuity basis:

           PENSION PLAN TABLE

                Estimated Annual Benefits upon Retirement in 1997
                       with Years of Service Indicated(1)
                -------------------------------------------------
Remuneration  5 Years  10 Years  15 Years  20 Years  25 Years  30 Years  35 Years
------------  -------  --------  --------  --------  --------  --------  --------
  $100,000    $ 6,727  $13,500   $20,274   $27,048   $33,822   $40,596   $ 47,370
   125,000      8,423   16,983    25,542    34,102    42,662    51,221     59,781
   150,000     10,119   20,464    30,810    41,155    51,501    61,846     72,192
   175,000     11,816   23,947    36,078    48,209    60,340    72,471     84,602
   200,000     13,512   27,429    41,346    55,263    69,179    83,096     97,013
   225,000     15,209   30,911    46,612    62,316    78,019    93,721    109,424
   250,000     16,905   34,393    51,882    69,370    86,858    104,346   121,834

---------------

(1) The amounts shown exclude any benefits under the Pension Plan provided solely through optional employee contributions. In accordance with amendments to the Code made by the Tax Reform Act of 1986 and the Omnibus Budget Reconciliation Act of 1993 ("OBRA"), the maximum amount of compensation which may be included in the determination of any participant's benefit under the Pension Plan in 1997 is $160,000 and the maximum annual benefit payable under the Pension Plan in 1997 is $125,000. However, these limitations may not reduce a participant's accrued benefit under the Pension Plan below such participant's accrued benefit under the Pension Plan as of December 31, 1988.

     The above table covers all of the Named Executive Officers, other executive officers and other salaried employees on a non-contributory basis. The Pension Plan also provides for the payment of benefits to an employee's surviving spouse or other beneficiary and various other optional methods of payment. The calculation of retirement benefits under the Pension Plan is based upon average earnings for the highest five consecutive years in the ten years preceding retirement. The benefits listed in the above table are not subject to any deductions for Social Security or other offset amounts. As of March 14, 1997, the years of credited service for Messrs. Evans, Uding, Kane, Denny and Siegfried were: 9, 3, 17, 2 and 17 years, respectively.

      In fiscal 1995, the Board of Directors approved a Supplemental Executive Retirement Equivalent Plan (the "SERP-Equivalent Plan") for executive officers. The SERP-Equivalent Plan awards to the Named Executive Officers in fiscal 1996 are described on page 9 of the Proxy Statement. As stated below in its report, the Board of Directors or the Organization and Compensation Committee, as applicable, has annually awarded a comparable number of restricted shares to the executive officers. From fiscal 1991 through fiscal 1994, such were solely Performance Restricted Shares. However, beginning in fiscal 1995 and continuing in fiscal 1996, an actuarially-based number of shares were "carved-out" from the restricted share award and restricted for a period of five years, or until the participant reaches age 62, whichever occurs sooner. The SERP-Equivalent Plan awards are designed to supplement the Medusa qualified pension plan by providing the maximum pension benefit at 15 rather than 35 years of service, and are based upon the Annual Incentive Plan (the "AIP") compensation in addition to base salary.
In fiscal 1996, the balance of the 1991 LTIP awards to the Named Executive Officers were in Performance Restricted Shares (see page 9 of the Proxy Statement) or Stock Options (see page 8 of the Proxy Statement).

SEVERANCE AGREEMENTS

      Medusa has special termination agreements with each of its executive officers including the Named Executive Officers. Prior to a change of control of Medusa, the beneficiaries are employees at will and as such may be discharged without being entitled to contractual benefits (change of control includes tender offers and certain other change of control transactions). The agreements provide for a lump sum cash payment of three times the amount of the employee's annual base salary and a pro-rata portion of any annual incentive compensation from the previous year if: (a) within two years from the date of a change of control such employee is terminated without cause by Medusa; (b) within such two-year period such employee terminates his or her employment for good reason; or (c) at the end of a one-year period from the date of a change of control such employee terminates his or her employment within a 30-day period for any reason. All of the agreements provide for reimbursement of the employee on an after-tax basis in the event excise taxes are imposed on employee benefits under Section 4999 of the Code, irrespective of whether such benefits are paid by reason of the agreement or otherwise.

      ORGANIZATION AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE
                             COMPENSATION

INTRODUCTION

       The responsibilities of the Organization and Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board") currently include: the organization of the Company, the Company's compensation plans, and the specific forms and levels of compensation granted to executive officers and division presidents. The Board is responsible for the compensation of the Chief Executive Officer. The Committee has been delegated authority by the Board with respect to the compensation of the other Named Executive Officers. The Committee, which is comprised of four members, each of whom is a non-employee Director, hereby reports to the shareholders of the Company, as follows:

COMPENSATION PHILOSOPHY

      The fundamental compensation philosophy of the Board is to provide compensation levels which are sufficient to attract and retain highly qualified executive officers, and to motivate such executive officers to provide superior products and services to the Company's customers, thereby maximizing the financial returns to the Company's shareholders. To the greatest extent possible, the Company bases compensation upon objective Company and individual performance criteria.

       The executive officers of the Company currently receive compensation from four "quadrants", as follows: a) base salary; b) awards under the AIP; c) awards under the 1991 LTIP; and d) a "security package" which includes miscellaneous other executive compensation benefits. The Committee's executive compensation policies provide for competitive levels of compensation which integrate all four quadrants, make executive compensation dependent upon corporate performance and recognize individual initiative and achievement. The Committee obtains and monitors formal surveys of executive compensation, both generally and for the construction products industry, from public and private sources, in order to ensure that the compensation paid under the Committee's executive compensation policy is competitive.

      The Committee believes that the compensation of the Chief Executive Officer and the other executive officers (including the Named Executive Officers) should be primarily dependent on the Company's performance. Consistent with this philosophy, executive compensation from two quadrants, the AIP and the 1991 LTIP, is contingent upon corporate and individual performance. The Committee also endorses the view that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning the interests of management with those of the shareholders of the Company. Since 1988, the Committee has utilized stock-based arrangements, and since 1991, such arrangements have been tied to stock performance. Thus, over time, stock-based arrangements have become an increasingly important element in the compensation of the executive officers of the Company.

EXECUTIVE COMPENSATION

     ANNUAL BASE SALARY. In 1996, the Company budgeted 3.9% for merit salary increases during calendar 1997. This merit increase "pool" was only available because of the Company's satisfactory performance. On occasion, the Company has not granted increases because of the Company's unsatisfactory performance. In those years when the Company's performance justifies establishing a merit increase pool, the Committee reviews and makes recommendations with regard to changes in each executive officer's salary, including in the Committee's review process, without limitation, such factors as job performance for the prior year (generally by way of an annual written performance review conducted by the person to whom the individual reports), comparable levels of salary both generally and in the construction products industry, internal compensation equity considerations, level of current responsibilities, future growth potential in the Company, changes in cost of living expense since the prior year and maximization of after-tax income. In its 1997 executive officer compensation review, the Committee assigned the highest weight to the individual's job performance in the prior year and a lesser weight to the individual's future growth potential in the Company.

      ANNUAL INCENTIVE PLAN. Each executive officer is eligible for additional compensation under Medusa's AIP, 70% of which is contingent upon the Company's results against objective pre-established financial goals, with up to an additional 30% being discretionary for extra-ordinary individual contributions. Certain key employees of the Company are also eligible for awards under the AIP. And, discretionary awards may also be made to non-AIP participants who make extraordinary individual contributions. At the beginning of each fiscal year, the Committee, in consultation with management, approves the AIP financial target for the Company. Currently, the Return on Capital Employed by the Company ("ROCE") is the indicator of financial results used by the Committee to determine whether an executive officer receives an AIP award for the year. For fiscal 1996, the ROCE target for which 100% of the corporate bonus pool could be awarded was 40.3% (the "AIP Target"). As of December 31, 1996, the Company's ROCE (for corporate AIP purposes) was 45.5%, which significantly exceeded the corporate AIP Target. For fiscal 1996, the Company also utilized other AIP targets for its cement, aggregates and minerals divisions and made AIP awards to participants in those divisions based upon results attained verses such targets.

      If the corporate results merely attain the AIP Target, then AIP compensation does not exceed 50% of base compensation. However, since in fiscal 1996, the corporate results significantly exceeded the AIP Target, the maximum amount of the AIP award for Named Executive Officers was 158% of the AIP Target. For key employee AIP participants, target awards are either 50%, 40% or 30% of such employee's base salary, based upon the participants' responsibilities, subject to the same adjustments described above. If the Company's target results are not achieved, the Committee has the discretion to pay a smaller percentage than an AIP target. However, by policy, no AIP awards are made unless the Company is profitable.

      LONG-TERM INCENTIVE PLAN. In 1991, the shareholders of the Company approved the 1991 LTIP, and in 1994 and 1996, the shareholders approved amendments to the 1991 LTIP. The 1991 LTIP is an "omnibus plan", which allows the Committee significant flexibility and discretion in granting restricted shares, stock options, stock appreciation rights, performance awards and other awards. Since 1991, the Committee has made six consecutive annual grants of Performance Restricted Shares under the 1991 LTIP. In fiscal 1996, the Committee also granted Stock Options to executive officers. In fiscal 1996, the Company did not adjust or amend the exercise price of any Stock
Options previously awarded to the Named Executive Officers. Stock Options were also awarded to certain key employees of the Company under the 1991 LTIP. (See page 9 and page 8 of the Proxy Statement for a more detailed description of Performance Restricted Share and Stock Option awards.)

      Awards of Performance Restricted Shares to executive officers have been made consistent with the Committee's philosophy to align the interests of management with those of shareholders. On May 6, 1996, the second (5-year) test date for the 1991 award, the Performance Restricted Shares had grown by 24% per year and thus the restrictions lapsed. During fiscal 1996, there were three other tests of awards made in 1993, 1994 and 1995 for which the restrictions did not lapse. The Committee cites these mixed results as evidence that, performance goals originally selected were a "reach", thus successfully aligning the interests of management with those of the Company's shareholders.

      In 1995, the Committee amended its criteria for Performance Restricted Share awards by changing the peer group comparison, the test date intervals, and providing for greater flexibility over the five-year restriction period. Shareholders continue to be able to monitor the performance of Performance Restricted Shares, since the Cement Industry Peer Group comparison is a required market measure in the Performance Graph which appears on page 16 of the Proxy Statement.

      SECURITY PACKAGE. One of the reasons why the Committee retains outside executive compensation consultants is the Committee's desire for assurance that the Company's executive compensation remains sufficient to attract, retain and motivate highly qualified executive officers. In fiscal 1996, with such consultants' help, the substantive elements in Medusa's executive compensation security package were the qualified Pension Plan (see page 10 of the Proxy Statement), Severance Agreements (see page 11 of the Proxy Statement), the 401(k) Plan (see page 7 of the Proxy Statement), the Top Hat Plan (see page 7 of the Proxy Statement), and the SERP-Equivalent Plan (see page 11 of the Proxy Statement).

DETERMINATION OF THE COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The compensation for the Chief Executive Officer, R. S. Evans, is reviewed and recommended by the Committee for approval by the Board, following a process similar to that described above for executive officers, except that the full Board is included in the approval process for the Chief Executive Officer's compensation. In January of 1997, the Board met in executive session to conduct a comprehensive review of the performance of the Chief Executive Officer. Subsequently, the Board had a dialogue with the Chief Executive Officer. Outlined below, are the performance criteria and the action taken with respect to such review.

      ANNUAL BASE SALARY. In determining the annual compensation for the Chief Executive Officer, the Board seeks not only to be competitive with other companies, both generally and in the construction products industry, but also to have the compensation of the Chief Executive Officer largely dependent upon the Company's attainment of objective performance goals. This arrangement provides an incentive for the Chief Executive Officer to provide the leadership necessary to attain the Company's strategic objectives, while also providing compensation stability in the form of the base salary quadrant of the total compensation of the Chief Executive Officer. In January of 1997, the Board increased Mr. Evans' base salary for fiscal 1997 to $285,000.

      ANNUAL INCENTIVE PLAN. When it evaluated the performance of the Chief Executive Officer in January of 1997, the Board also concluded that, during fiscal 1996, the Company had substantially attained its objectives, including, without limitation, setting record shipment levels, profits and earnings per share. Therefore, for fiscal 1996, the Board granted Mr. Evans an AIP award of $211,971.

      LONG-TERM INCENTIVE PLAN. In May of 1996, the Board awarded Mr. Evans 20,000 restricted shares. Of these, 2,213 were SERP-Equivalent Plan restricted shares, the restriction upon which lapse after five years, and 17,787 were Performance Restricted Shares with five annual test dates from May 7, 1997 to May 6, 2001. In May of 1996, the Board also awarded Mr. Evans 30,000 non-qualified Stock Options at an option price of $28.8125.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      None of the members of the Organization and Compensation Committee is now or was formerly an officer or employee of Medusa, or any of Medusa's subsidiaries. During fiscal 1996, none of the executive officers of Medusa served as a member of the board of directors, or a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, any of whose executive officers served on the Committee, or on the Board (such relationships are commonly known as "interlocks").

TAX MATTERS

      One of the executive compensation factors which the Committee regularly reevaluates is the anticipated tax treatment for the Company and for the executive officers of various forms of compensation. To the greatest extent possible, the Committee's general objectives are to both maximize the deductibility as a business expense of executive compensation for the Company and maximize the after-tax income for executive officers. On occasion, these dual objectives diverge, and the Committee is faced with a difficult choice. Section 162(m) of the Code (the so-called "Million Dollar Compensation Cap") may confront the Committee with such a choice. While to-date, the Committee has not been required to confront this issue in practice, the Committee recognizes that deferral of compensation to a future tax year would be an acceptable method to preserve the deductibility of any compensation to the Named Executive Officers which exceeds the Million Dollar Compensation Cap.

GENERAL MATTERS

      The Committee continues to make regular evaluations, both by itself and with the advice of independent incentive compensation consultants, and may from time-to-time in the future, either change the type of incentive compensation awards granted to executive officers and key employees under the 1991 LTIP, or (with shareholder approval, as appropriate) recommend the adoption of new incentive compensation plans in order to make them more effective in achieving their respective objectives.

      The purpose of this report is to inform shareholders of the responsibilities and the philosophy of the Committee with respect to executive compensation. Neither this report nor the Performance Graph which follows is intended to be used for any other purpose or to be incorporated by reference in any of the Company's past or future filings with the Securities and Exchange Commission.

                           THE ORGANIZATION AND COMPENSATION COMMITTEE

                                                Boris Yavitz, Chairman
                                                Dorsey R. Gardner
                                                Jean Gaulin
                                                Dwight C. Minton

                          PERFORMANCE GRAPH

      Set forth below is a line graph which compares the yearly change in the cumulative total shareholder return of Medusa Corporation Common Shares against the cumulative total return of the S&P 500 and a Cement Industry Peer Group (as defined below), for the period using December 31, 1991 as the base and showing the total return for five fiscal years commencing January 1, 1992 and ending December 31, 1996:

             Comparison of Five-Year Cumulative Total Return
      Medusa Common Shares, S&P 500 and Cement Industry Peer Group Indices

                      1991    1992    1993    1994    1995    1996
                      ----   ------  ------  ------  ------  ------
        Medusa         100   118.32  317.41  245.21  270.52  357.68
        S&P 500        100   107.62  118.46  120.03  165.13  203.05
        Peer Group     100   111.93  173.87  140.88  171.77  201.65

---------------

(1) The Performance Graph assumes that the value of the investment in Medusa Common Shares and each other index was $100 on December 31, 1991 and that all dividends were reinvested.

(2) In selecting a representative Cement Industry Peer Group, Medusa was limited by the small number of U.S.-based, publicly-traded companies which principally manufacture portland cement. The above peer group index includes most of the publicly-traded U.S. cement companies; Giant Group, Ltd. (through August 1994) and its cement business successor, Giant Cement Holding, Inc. (since September 1994), Lafarge Corporation, Lone Star Industries, Puerto Rican Cement Co., Inc., Southdown, Inc. and Texas Industries. In order to prepare the peer group index, the cumulative total returns of the companies were weighted at the beginning of each measurement period on the basis of the companies' market capitalization.


                 OTHER TRANSACTIONS AND RELATIONSHIPS

      The law firm of Kirkpatrick & Lockhart LLP, of which Mr. Queenan is Senior Counsel, furnished legal services to Medusa in fiscal 1996. Such legal fees did not exceed five percent of the gross revenues of Kirkpatrick & Lockhart LLP in 1996. Apart from the standard director compensation arrangements (annual retainer and meeting fees) which Mr. Queenan received, as described above on page 3, Mr. Queenan did not personally receive any fees for legal services which Kirkpatrick & Lockhart LLP provided to Medusa in fiscal 1996.


 COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires Medusa's officers and Directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "S.E.C.") and the New York Stock Exchange. Executive officers, Directors and greater than 10% shareholders are required by S.E.C. regulation to furnish Medusa with copies of all Section 16(a) forms which they file (Form 3, Form 4 or Form 5). Medusa believes that during the period from January 1, 1995 to December 31, 1996 all
Section 16(a) filing requirements applicable to Medusa's executive officers, Directors and 10% shareholders were materially complied with. In making the above statement, Medusa has relied upon the written representations of its Directors and executive officers.


                         SELECTION OF AUDITORS

     The General Corporation Law of the State of Ohio, Section 1701.01 et seq. does not require approval by shareholders of the selection of auditors. The firm of Deloitte & Touche LLP acted as independent auditors for Medusa for the year ended December 31, 1996, and the firm or its predecessors have acted as auditors of Medusa since 1979. As allowed by law, the Board of Directors will select the auditors for Medusa for 1997. In accordance with Medusa's practice, a member of the firm of Deloitte & Touche LLP will attend the Annual Meeting of Shareholders, have an opportunity to make a statement if he or she so desires and to respond to appropriate questions which may be asked by shareholders.


          MATTERS NOT DETERMINED AT THE TIME OF SOLICITATION

     The Board of Directors is not aware of any matters to come before the meeting other than the election of three directors to serve three-year terms ending in 2000. Should any other business be transacted at the meeting, then the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.


                           OTHER INFORMATION

SOLICITATION OF PROXIES

      The enclosed proxy is being solicited by the Board of Directors, and the entire cost of the solicitation will be paid by Medusa. Solicitations may be made by personal interview, mail, telephone, and telegram and may include requests to brokerage houses, banks, custodians, nominees, fiduciaries and other nominee holders ("Brokers and Nominees") to forward soliciting materials to the beneficial owners of the Common Shares held of record by such persons. To aid in the solicitation of proxies, the Company has retained Beacon Hill Partners, Inc. which will receive a fee for its services of $3,500 plus up to $1,500 in expenses. Brokers and Nominees will be requested to forward the proxy materials to the beneficial owners of the Company's Common Shares held of record by such persons and entities and will be reimbursed for their reasonable expenses in forwarding such material.

NEXT ANNUAL MEETING

     Medusa's Code of Regulations provides that annual meetings of its shareholders shall be held during the first six months following the end of each fiscal year at such time as may be designated by the Board of Directors, the Chairman or the President. Since the 1997 Annual Meeting of Shareholders is to be held on April 21, 1997, the comparable date in 1998 will be April 20. Therefore, appropriate proposals of shareholders intended to be presented at the Annual Meeting of Shareholders to be held in 1998 must be received by Medusa for inclusion in the Proxy Statement and form of proxy relating to that meeting no later than November 14, 1997.

VOTING BY PROXY

      Shareholders who do not expect to attend in person are urged to sign, date and return the enclosed proxy in the envelope provided. In order to avoid unnecessary expense, we ask your cooperation in mailing in your proxy promptly, irrespective of how large or small your shareholdings may be.

                                   By Order of the Board of Directors



                                   JOHN P. SIEGFRIED
                                       Secretary
March 14, 1997

========================================================================
MEDUSA CORPORATION                             P R O X Y
P.O.Box 5668                      THIS PROXY IS SOLICITED ON BEHALF OF
Cleveland, Ohio  44101                  THE BOARD OF DIRECTORS


The undersigned hereby appoints R. S. EVANS and G. E. UDING, JR. as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all of the Common Shares of Medusa Corporation held of record by the undersigned on March 3, 1997, at the Annual Meeting of Shareholders to be held on April 21, 1997, or any adjournment thereof.

 1.  ELECTION OF THREE DIRECTORS TO SERVE THREE-YEAR TERMS.

     Nominees:  R. S. Evans
                Dwight C. Minton
                George E. Uding, Jr.




           (Continued, to be voted and signed on the other side)



================================================================================

X  PLEASE MARK YOUR                                                  SHARES IN YOUR NAME    REINVESTMENT SHARES
   VOTES AS IN THIS
   EXAMPLE.

                     FOR     WITHHELD
1.  Election of     /  /    /   /                                     2. In their discretion, the Proxies are authorized to
    Directors                                                            transact such other business as may properly come
   (see reverse)                                                         before the meeting.


   FOR, except vote withheld with respect to the following nominee(s):


   ______________________________________________________


                                                                       THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN
                                                                       THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
                                                                       SHAREHOLDER.  IF NO DIRECTION IS GIVEN, THIS PROXY
                                                                       WILL BE VOTED FOR THE ELECTION OF THREE DIRECTORS TO
                                                                       SERVE THREE-YEAR TERMS (ITEM 1).

                                                                       PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                                                       CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



Signature _____________________________________ Dated ____________


Signature _____________________________________ Dated ____________

Please sign exactly as name appears above.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

==========================================================================